Agreement No. __________                         Effective Date: January 9, 2000


                               SERVICES AGREEMENT


BETWEEN:
Engage Technologies, Inc.     And: Legal Company Name: Cavion Technologies, Inc.
100 Brickstone Square              d/b/a cavion.com ("Customer")
Andover, MA  01810                 Customer Contact: Dan Dudley
                                   Title: VP Affinity Products and Services
("Engage")                         Address: 7475 Dakin Street, Denver CO 80221
                                   Telephone: 303-412-3177
Sales Person:                      Fax: 303-857-8210
Gary Zucker                        Email: ddudley@cavion.com


     Customer contracts for and Engage agrees to provide, on the terms and conditions set forth in this Services Agreement the Services identified below:

---------------------------------------------------------------------------- -------------------- --------------------
SELECTIONS                                                                   ONE-TIME FEE         RECEIVING FEE
---------------------------------------------------------------------------- -------------------- --------------------
X  AdBureau Service (Attachment A)                                                                See Fee Schedule
                                                                                                  (next page)
---------------------------------------------------------------------------- -------------------- --------------------
X  Set-up and Initial on site Training                                       $5,400


---------------------------------------------------------------------------- -------------------- --------------------
X  Support Services (Attachment B)                                                                As    provided   in
                                                                                                  Attachment B
---------------------------------------------------------------------------- -------------------- --------------------
X  AudienceNet (Attachment C)                                                                     As    provided   in
                                                                                                  Attachment C
---------------------------------------------------------------------------- -------------------- --------------------
X  Global Behavior Profile Option* (Attachment D)                                                 As    provided   in
*Requires  participation  in ProfileNet or  contribution of Visitor Data as                       Attachment D
per Attachment D
---------------------------------------------------------------------------- -------------------- --------------------
Geographic Use:  United States

---------------------------------------------------------------------------- -------------------- --------------------
Domain Names:  Customer  shall provide  Engage with advance  written notice of the Domain Names.
---------------------------------------------------------------------------- -------------------- --------------------


     Customer acknowledges that the Attachments marked with an "X" above (and only those Attachments) are incorporated into and from part of this Agreement, and that General Terms and Conditions apply to all Attachments of this Agreement. This Agreement is not valid until accepted by Engage.

                                             Engage:         Customer:
                                                    -------           -------
                                                    INITIALS          INITIALS

                                  FEE SCHEDULE


BASE SERVICE:

              ------------------------------------------------------
                                    ADBUREAU
              -------------------------------- ---------------------
                  AD INSERTIONS PER MONTH          MONTHLY FEE
              -------------------------------- ---------------------
              0-999,999                        +$1.50 CPM*
              -------------------------------- ---------------------
              1,000,000 - 4,999,999            +$1.25 CPM
              -------------------------------- ---------------------
              5,000,000 - 9,999,999            +$1.00 CPM
              -------------------------------- ---------------------
              10,000,000 - 19,999,999          +$0.85 CPM
              -------------------------------- ---------------------
              20,000,000 - 29,999,999          +$0.55 CPM
              -------------------------------- ---------------------
              30,000,000 - 39,999,999          +$0.45 CPM
              -------------------------------- ---------------------
              40,000,000 - 49,999,999          +$0.30 CPM
              -------------------------------- ---------------------
              50,000,000 - and higher          +$0.25 CPM
              -------------------------------- ---------------------

AdBureau Setup

-    Provides Oracle databases with daily hot (online) backup.
- Minimum monthly fee is $800. Customer will pay the greater of the minimum monthly fee or the ad insertions per month CPM net of the house ad adjustments.
-    Setup fee is $2,400.
-    Onsite training for up to three people $3,000.

AdBureau prices assume an average individual ad size of 12 KB. If a customer's average individual ad size, based upon a full calendar month exceeds 12 KB, (not including any ads provided by Engage) the customer's monthly fee for such calendar month shall be increased by a percentage equal to the percentage increase of the average file size above 12KB.

For AdBureau, the monthly fee will be reduced by a percentage equal to the percentage of total advertisements in a calendar month that are House Ads, as specified in Attachment A, Section A-6; provided, however that the percentage reduction shall not be greater than 20%.


* Note:     All CPM pricing is based on an accumulated decreasing scale.

                          GENERAL TERMS AND CONDITIONS

1. DEFINITIONS. Defined terms in this Agreement are capitalized and have the meanings indicated in the Appendix attached hereto.

2. RIGHT TO USE SERVICES. Customer's right to use the Services is set forth in the applicable Attachment(s).

3. RESTRICTIONS ON USE OF SOFTWARE AND SERVICES. Customers use of the Software and Services is subject to the following restrictions. Except as expressly permitted in this Agreement, Customer shall not, and shall not permit others to,
(a) use, modify, copy, or otherwise reproduce the Software or Services in whole or in part; (b) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code form or structure of the Software; or (c) distribute, sublicense, assign, share, timeshare, sell, rent, lease, grant a security interest in, use for Service Bureau purposes, or otherwise transfer the Software or Services or Customers right to use the Software or Services. All rights not expressly granted to Customer are reserved by Engage. There are no implied rights.

4.   CORE SERVICES.

     (a)  Engage shall provide the Services to Customer through Engage's Site.

     (b) Engage shall create, administer and maintain at Engage's Site a database consisting exclusively of Customer Data. Customer shall be solely responsible for setting the criteria for all Ad Insertions. Engage shall use commercially reasonable efforts to ensure Engage's Site and the Data Repository is operational 24-hours per day, 365 days per year. From time to time, however, and as may be necessary to maintain the proper operation of Engage's Site and the Data Repository, Engage may take its servers down for repairs, upgrades or routine maintenance. Engage will use commercially reasonable efforts to minimize the impact of such operations, provided that Engage shall have no obligation during performance of such operations to mirror Customer Data on any other server or to transfer Customer Data to any other server. Engage shall have no obligation with respect to Downtime except to restore service as soon as possible using commercially reasonable efforts.

     (c) Engage shall create back-ups of Customer Content in the course of Engage's routine back up of the collective content of its servers. Engage shall have no duty to individually catalog or back up Customer Data. Engage reserves the right to retain only the most current back-ups, and to erase or otherwise dispose of all other back-ups at any time. Engage shall maintain back-ups in a secure location, other than the location of Engage's Site, or in a fire-resistant safe.

5.   TERM OF AGREEMENT, TERMINATION.

     (a) This Agreement shall commence upon the Effective Date and, unless terminated in accordance with subsection (b), (c), or (d) below, shall continue in effect for an initial term of one year, and shall automatically renew for successive one-year periods (each a "renewal Term") unless notice of non-renewal is given by either party to the other party at least thirty (30) days prior to the expiration of the initial term or any renewal term provided that AudienceNet services shall have the term stated in ATTACHMENT C.

     (b) Customer nay terminate the relevant portion of this Agreement if the AdBureau Service is being purchased hereunder and Customer enters into a substitute agreement with Engage to license AdManager Customer may also terminate this agreement upon 30 days prior written notice if

     (c)

          (i) the Software or the Services are finally determined by a court to infringe any copyright, patent, trademark, trade secret, or other proprietary right; or

          (ii) the Services experience a Downtime of greater than 48 consecutive hours or 72 hours in any single calendar month;

     (d) Either party may terminate this Agreement in the event of a material breach of this Agreement by the other party that is not cured within thirty (30) days of written notice thereof from the other party. Without limitation, the following events shall constitute a material breach: violation by Customer of the terms of the right or license granted in any Attachment, failure by Customer to pay any amount when due, and violation by either party of the confidentiality duties set forth in Section 14 hereof.

     (e) This Agreement shall automatically terminate if either party ceases doing business, is the subject of a voluntary bankruptcy, insolvency or similar proceeding, is the subject of an involuntary state or federal bankruptcy, insolvency, or similar proceeding that is not dismissed within sixty (60) days of filing, makes an assignment for the benefit of creditors, or becomes unable to pay its debts when due,

6.   EFFECT OF TERMINATION OR EXPIRATION.

     (a) Each party shall immediately surrender all rights, licenses, and privileges granted under this Agreement.

     (b) Each party shall promptly pay to the other any amounts due and owing. No termination of this Agreement shall release Customer from any obligation to pay Engage any amount that has accrued prior to the date of termination.

     (c) Each party shall immediately cease using and return all property in its possession belonging to the other party, including without limitation all Software, Documentation, and tangible embodiments of Confidential Information.

          Customer shall not, in advertising or otherwise, use or display any of Engage's trademarks or any name, mark, or logo that is the same as or similar to Engage's trademarks, represent itself to be a licensee of Engage, or in any way identify itself with Engage without the written consent of Engage.

     (d) Engage shall not, in advertising or otherwise, use or display any of Customer's trademarks or any name, mark, or logo that is the same as or similar to Customer's trademarks, represent itself to be a licensee of Customer, or in any way identify itself with Customer without the written consent of Customer.

     (e) Customer shall not be entitled to a refund, in whole or in part, of any amounts paid hereunder, other than in accordance with Section 10.

     (f) Sections 3, 6, 8, 10, 11, 12(f), 13, 14, and 15 hereof, together with Customer's obligation to pay outstanding amounts due Engage, will survive termination or expiration of this Agreement.

7.   PAYMENTS AND OTHER CHARGES.

     (a) All fees shall be paid in U.S. dollars and shall be made to Engage at the address set forth on the Cover Page.

     (b) Customer agrees to pay all invoices within 30 days after the invoice date. Engage shall invoice Customer for all recurring fees listed on the Cover Page on a monthly basis in arrears. Upon execution of the Agreement, Engage shall invoice Customer for all one-time fees.

     (c) A finance charge in an amount equal to one and one-half percent (1.5%) per month or, if lower, the maximum rate allowed by law will be assessed on payments not received by Engage on or prior to the due date.

     (d) Each Party agrees to pay when due all sales, use, property, excise, and other similar taxes resulting from this Agreement, with respect to such party.

     (e) Except as expressly stated herein, the amount and structure of all fees and rates may be adjusted for subsequent renewal Terms if Engage notifies Customer at least sixty (60) days prior to beginning of such the renewal Term.

8.   PROPRIETARY RIGHTS.

     (a) ENGAGES INTELLECTUAL PROPERTY. Engage and its licensors shall have sole and exclusive ownership of all right, title, and interest in and to the Software and Documentation, including all associated intellectual property rights. Customer acknowledges that the Software, including associated screen displays and menu features, constitutes the valuable trade secrets of Engage or its licensors and are copyrighted works owned by Engage or its licensors and protected by federal and international copyright laws. Customer shall not permit any personnel to remove any proprietary or other legends or restrictive notices contained or included in any materials provided by Engage.

     (b) CUSTOMER DATA. Customer shall retain and exclusively own whatever rights it has in any Customer Data, and shall have the exclusive right to use and distribute such Customer Data, Customer hereby grants to Engage the non-exclusive right to so use Customer data only (i) during the term of this Agreement to the extent that Engage must use and distribute Customer Data to discharge its duties under this Agreement,
          (ii) as stated in Attachment C, Section C-2(c), if applicable.

     (c) PUBLICITY. NEITHER PARTY SHALL MAKE ANY PUBLIC STATEMENTS OR DISCLOSURES ABOUT THIS AGREEMENT OF THE TERMS OF THIS AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY.


9. INITIAL SET-UP; TRAINING; SUPPORT; OTHER SERVICES. The Customer Contact and other persons identified by Customer shall attend a scheduled class, during which Engage shall train the Customer Contact and other persons identified by Customer in the techniques necessary for Customer to operate the Services. Promptly thereafter, Customer shall create a new DNS record for each Customer Site that points to "AdBureau[name chosen by Customer].com," and Engage shall perform any initial set-up required at the Customer Sites for operating the Services. Ongoing support services shall be provided by Engage in accordance with the terms set forth in ATTACHMENT B.

10. ENGAGE'S DUTY OF INDEMNIFICATION. Engage agrees to defend, indemnify and hold Customer harmless against any and all damages, costs, liabilities, expenses (including court costs and attorneys' reasonable fees) and settlement amounts incurred in connection with any suit, claim, or action by any third party alleging that (i) the Software or Service infringes any copyright, patent, trademark, trade secret, or other proprietary right, or (ii) the Services or Engage's use or disclosure of any Profile, Visitor Data, or other data relating to the Services violate the law or other third party's rights (but excluding claims for which Customer is obligated to defend Engage under Section 11) provided that (a) Customer notifies Engage promptly in writing of the claim, (b) Engage has sole control of the defense and all related settlement negotiations, and (c) Customer provides Engage with all commercially reasonable assistance, information and authority to perform the above at Engage's expense. In the event that Customer's use of the Software or Services is enjoined by a court of competent authority, Engage shall, at its sole option and at its expense, either: (i) procure for Customer the right to use the Software or Services or
(ii) modify the Software or Services to avoid infringement without material impairment of its functionality or (iii) if neither of the foregoing remedies can be obtained upon commercially reasonable terms, require Customer to cease using the Software or Services, in which case Engage shall refund all amounts paid by Customer hereunder the foregoing indemnity shall not apply if the alleged infringement is attributable to the combination of the Software and/or Services and products not provided by Engage, or if the Software or Services are modified or altered by any person or entity other than Engage, or if the Software or Services are used outside the scope of this Agreement. THIS SECTION STATES ENGAGE'S SOLE LIABILITY HEREUNDER WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS.

11. CUSTOMER'S DUTY OF INDEMNIFICATION. Customer agrees to defend and/or settle, indemnify and hold harmless Engage from and against any claim brought by a third party against Engage and any liability, damage or expense (including court costs and attorneys' reasonable fees) and settlement amounts incurred in connection with any suit, claim, or action by any third party (i) alleging that Customers use or disclosure of any Profile, Visitor Data, or other data relating to the Services violate the law or other third party's rights or (ii) arising from Customers Sites (but excluding claims for which Engage is obligated to defend Customer under Section 10) and Customer shall pay all costs, expenses, damages or settlement amounts to the extent based on such a third-party claim, provided that (a) Engage notifies Customer promptly in writing of the claim, (b) Customer has sole control of the defense and all related settlement negotiations, and (c) Engage provides Customer with all commercially reasonable assistance, information and authority to perform the above at Customer's expense.

12.  REPRESENTATIONS; LIMITED WARRANTY.

     (a) Engage represents and warrants to Customer that (i) Engage has full power and authority to (A) enter into this Agreement, (B) perform the Services (including the right to use the Software required to perform the Services), and (C) grant the right and license provided for herein, and (ii) this Agreement has been duly authorized and, executed by Engage and constitutes a valid, binding and legally enforceable agreement of Engage.

     (b) Customer represents and warrants to Engage that (i) Customer has full power and authority to enter into this Agreement and (ii) this Agreement has been duly authorized, and executed by Customer and constitutes a valid, binding and legally enforceable agreement of Customer.

     (c) Engage represents and warrants that the services provided by Engage in connection with this Agreement will be rendered by qualified personnel and consistent with commercial practices standard in the industry.

     (d) Engage represents and warrants that it shall use best efforts to ensure that the Software and Services will manage and manipulate data involving dates in material conformity with the Documentation before, during and after the year 2000. Engage disclaims responsibility for the date-related and other performance of hardware, software, telecommunications facilities and other materials not owned and originally supplied by Engage.

     (e) Engage represents and warrants that it will use commercially reasonable efforts to resolve programming errors in the Software and Services to make the Software and Services function in material conformity with the Documentation. This Warranty does not apply if Customer or any third party changes or modifies the Software or Services without the authorization of Engage. Engage does not warrant that the Software or Services will be error free or that all errors can be remedied.

     (f) THE EXPRESS WARRANTIES GRANTED UNDER THIS AGREEMENT ARE THE ONLY WARRANTIES MADE BY ENGAGE WITH RESPECT TO THE SOFTWARE AND SERVICES, EXPRESS OR IMPLIED, AND THEY ARE MADE IN LIEU OF ALL OTHER

     WARRANTIES OR REMEDIES. ENGAGE HEREBY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND WARRANTIES ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USE OF TRADE, AS TO ANY MATTER, INCLUDING BUT NOT LIMITED TO, FEATURES OR CAPABILITIES OF THE SOFTWARE, SERVICES, ENGAGE'S COMPUTERS AND SERVERS, INFORMATION, REPORTS, OR OTHER MATTERS PRODUCED OR PROVIDED IN CONNECTION WITH THIS AGREEMENT. IN ADDITION TO AND WITHOUT LIMITATION OF THE FOREGOING, ENGAGE SPECIFICALLY DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS OTHER THAN AS SET FORTH IN SECTION 12(c)-(e) REGARDING THE USE, OR THE RESULTS OF THE USE, OF ANY SOFTWARE OR SERVICE OR FEATURE OR CAPABILITY OF ANY SOFTWARE OR SERVICE, IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, CURRENTNESS, SECURITY, OR OTHERWISE. ENGAGE EXPRESSLY DISCLAIMS ANY WARRANTY WITH RESPECT TO THE QUALITY OR CONTINUITY OF THIRD-PARTY TELECOMMUNICATION OR INFORMATION SYSTEMS OR SERVICES, SERVER CONNECTION SPEEDS, OR THE FUNCTIONALITY, OPERABILITY, OR RELIABILITY OF ENGAGE'S OR ANY THIRD PARTY'S DATA SECURITY FEATURES OR SYSTEMS. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS AGREEMENT.

13. LIMITATION OF LIABILITY. EXCEPT AS PROVIDED IN THIS SECTION, CUSTOMER'S SOLE REMEDY AND ENGAGE'S SOLE OBLIGATION WITH RESPECT TO ANY CLAIMS, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND PRODUCT LIABILITY) OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THIS AGREEMENT SHALL BE GOVERNED BY THIS AGREEMENT, AND IN ALL CASES CUSTOMER'S REMEDY SHALL BE LIMITED TO MONEY DAMAGES NOT EXCEEDING THE FEES PAID TO ENGAGE BY CUSTOMER FOR THE TWELVE-MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH DAMAGES. WITHOUT LIMITING THE FOREGOING, IT IS EXPRESSLY AGREED THAT IN NO EVENT SHALL ENGAGE OR ITS SUPPLIERS OR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE PERFORMANCE OF THIS AGREEMENT ON BEHALF OF ENGAGE, INCLUDING ITS EMPLOYEES, AGENTS, PARTNERS, REPRESENTATIVES, OR SUBCONTRACTORS, BE LIABLE FOR ANY (A) DAMAGES CAUSED BY CUSTOMER'S FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT,
(B) INDIRECT, INCIDENTAL, SPECIAL, RELIANCE, EXEMPLARY, COVER OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS OR REVENUE, LOST BUSINESS OPPORTUNITIES, LOST SAVINGS, LOST DATA, LOSSES CAUSED BY DELAY OR THE DOWNTIME OF ENGAGE COMPUTERS OR SERVERS, OR LOSSES FROM INTERRUPTION, TERMINATION, OR FAILED OPERATION OF THE INTERNET OR THIRD PARTY TELECOMMUNICATION SERVICES, EVEN IF ENGAGE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, (C) CLAIMS AGAINST CUSTOMER BY ANY THIRD PARTY EXCEPT AS PROVIDED IN SECTION 10, OR (D) DAMAGES, INCLUDING PRODUCT LIABILITY DAMAGES, CAUSED BY ANY NONENGAGE PRODUCT. THE FOREGOING LIMITATIONS SHALL NOT APPLY TO ENGAGE'S DUTY OF INDEMNIFICATION UNDER SECTION 10. CUSTOMER RECOGNIZES THAT THE FEES HEREUNDER ARE BASED IN PART ON THE LIMITED WARRANTY AND LIMITATION OF LIABILITY AND REMEDIES SET FORTH HEREIN. THE FOREGOING LIMITATION SHALL NOT APPLY TO ACTS OR OMISSIONS CHARACTERIZED BY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

14. (b) EXCEPT AS PROVIDED IN THIS SECTION, ENGAGE'S SOLE REMEDY AND CUSTOMER'S SOLE OBLIGATION WITH RESPECT TO ANY CLAIMS, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND PRODUCT LIABILITY) OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THIS AGREEMENT SHALL BE GOVERNED BY THIS AGREEMENT, AND IN ALL CASES ENGAGE'S REMEDY SHALL BE LIMITED TO MONEY DAMAGES NOT EXCEEDING THE FEES PAID TO ENGAGE BY CUSTOMER FOR THE TWELVE-MONTH PERIOD

IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH DAMAGES. WITHOUT LIMITING THE FOREGOING, IT IS EXPRESSLY AGREED THAT IN NO EVENT SHALL CUSTOMER, CUSTOMER'S CLIENTS, OR THEIR SUPPLIERS OR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE PERFORMANCE OF THIS AGREEMENT ON BEHALF OF CUSTOMER, INCLUDING ITS EMPLOYEES, AGENTS, PARTNERS, REPRESENTATIVES, OR SUBCONTRACTORS, BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, INCIDENTAL, SPECIAL, RELIANCE, EXEMPLARY, COVER OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS OR REVENUE, LOST BUSINESS OPPORTUNITIES, LOST SAVINGS, LOST DATA, LOSSES. THE FOREGOING LIMITATIONS SHALL NOT APPLY TO CUSTOMER'S DUTY OF INDEMNIFICATION UNDER SECTION 11. THE FOREGOING LIMITATION SHALL NOT APPLY TO ACTS OR OMISSIONS CHARACTERIZED BY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

15. CONFIDENTIALITY. Each party acknowledges that by reason of its relationship to the other party under this Agreement it may have access to Confidential Information. Each party agrees to maintain in confidence and use only as expressly permitted in this Agreement all Confidential Information received from the other, both orally and in writing, provided that the parties' obligations of non-disclosure under this Agreement shall not apply to Confidential Information which the receiving party can demonstrate: (i) is or becomes a matter of public knowledge through no fault of the receiving party; (ii) was rightfully in the receiving party's possession prior to disclosure by the disclosing party; (iii) subsequent to disclosure, is rightfully obtained by the receiving party from a third party in lawful possession of such Confidential Information, (iv) is independently developed by the receiving party without reference to Confidential Information; or (v) is required to be disclosed by law. Each party may seek equitable relief (as well as money damages) to protect its interests under this Section.

16. AUDIT. Engage hereby grants to Customer the night to designate a certified public accountant to inspect Engage's records relating solely to the Ad Insertions, provided that such accounting firm will hold such records in confidence except as necessary to report to both parties on the accuracy of the calculation of the fees. Engage's determination of fees due under this Agreement will be deemed conclusive unless, within 18 months after the date of payment (including after the expiration or termination of this Agreement), Customer objects in writing to such payment, such objection to be based only upon documented evidence produced in the review by the accounting firm. If an inspection shows that Engage's calculation of the fees has understated the amount payable by Customer by more than 10% for any calendar year, Engage will pay, in addition to the amount due, (i) the accounting firm's fees (provided that such fees are reasonably incurred), and (ii) interest on the amount that Customer should not have been required to pay at a rate of 12% per annum. Customer agrees to give Engage at least fifteen days written notice of its intention to have Engage's records audited and further agrees to limit the number of audits to no more than one per year (commencing and based on the Effective Date of this Agreement).

17.  MISCELLANEOUS.

     (a) ASSIGNMENT. Except as provided in this Section, Customer may not sublicense, assign (by operation of law or otherwise) or otherwise transfer this Agreement or any license or any right, duty or obligation under this Agreement without Engage's prior written consent, and any attempt to do so shall be null and void. Cavion in its sole discretion may assign transfer this Agreement (i) to an affiliate, (ii) a subsidiary, (iii) to its successor in connection with a merger, acquisition or consolidation, or iv) the purchaser in connection with the sale of all or substantially all of Customers assets; provided that such affiliate, subsidiary, successor or purchaser shall agree in writing to assume this Agreement. Subject to the foregoing limitations, this Agreement will mutually benefit and be binding upon the parties, their successors and assigns.

     (b) EXPORT CONTROL. Customer acknowledges that the export of any Software is or may be subject to export or import control and Customer agrees that any Software or the direct or indirect product thereof will not be exported (or re-exported from a country of installation) directly or indirectly, unless Customer obtains all necessary licenses from the U.S. Department of Commerce or other agency as required by law.

     (c) U.S. GOVERNMENT RESTRICTED RIGHTS. Use, duplication, or disclosure of the Software or Services by the U.S. government is subject to the restrictions set forth in subparagraph (C)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, and subparagraphs (C)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable.

     (d) INDEPENDENT CONTRACTORS. Nothing in this Agreement shall be construed to imply a joint venture, partnership or agency relationship between the parties; Engage shall be considered an independent contractor when performing any services in connection with this Agreement.

     (e) NOTICES. Any notice required to be provided pursuant to this Agreement shall be in writing and shall be deemed given (a) by hand delivery, upon receipt thereof (b) if mailed, three (3) days after deposit in the U.S. mails, postage prepaid, registered or certified mail, return receipt requested; or (c) if sent via facsimile to the number provided on the cover page upon completion of transmission, as verified by a printout showing satisfactory transmission, except that should a facsimile be sent on a non-business day, receipt shall be deemed to occur on the next business day. All notices shall be addressed to the parties at the respective addresses indicated herein. If Customer is located in a country other than the U.S., all notices shall be sent by facsimile. Each party shall promptly notify the other party of any address change. Any message sent via email shall not constitute notice under this agreement.

     (f) WAIVER. A failure or delay by either party to enforce any right under this Agreement shall not at any time constitute a waiver of such right or any other right, and shall not modify the rights or obligations of either party under this Agreement. Any waiver by either party of any right under this Agreement shall not constitute a waiver of such right in the future. All rights and remedies evidenced hereby are in addition to and cumulative to rights and remedies available at law or equity or otherwise available under any other contract.

     (g) SEVERABILITY. If any provision or portion of this Agreement is held to be unenforceable or invalid, the remaining provisions and portions shall nevertheless be given full force and effect, and the parties agree to negotiate, in good faith, a substitute valid provision which most nearly effects the parties' intent in entering this Agreement.

     (h) FORCE MAJEURE. Force Majeure. Failure of either party to perform, in whole or in part, when due, if occasioned in whole or in part by any act of God, act of governmental authority, fire, explosion, shortage or failure of supply of materials or labor (including without limitation the loss, illness, injury or incapacity of key employees), or any other occurrence, act, course or thing beyond the reasonable control of that party, shall excuse that party from its obligation to perform when due and shall suspend its performance until such time as its performance can reasonably be undertaken; provided however that this subsection shall not apply to failure to make monetary payments when due. The applicable party shall have no obligation or liability in any amount arising out of or in connection with such failure.

     (i) GOVERNING LAW Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of laws. Application of the U.N. Convention of Contracts for the International Sale of Goods is expressly excluded.

     (j) ENTIRE AGREEMENT. This Agreement, including the Appendix and all Attachments, is the entire agreement of the parties, and supersedes all prior agreements and communications, whether oral or in writing, between the parties with respect to the subject matter of this Agreement. Except as expressly provided herein, no amendment or modification of this Agreement shall be effective unless made in writing and signed by Engage and Customer. If there is any conflict between the provisions of the General Terms and Conditions and any Attachment, the provisions of the Attachment shall control.

     (k)

     (l) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (i) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of laws. Application of the U.N. Convention of Contracts for the International Sale of Goods is expressly excluded.

          (ii) ENTIRE AGREEMENT. This Agreement, including the Appendix and all Attachments, is the entire agreement of the parties, and supersedes all prior agreements and communications, whether oral or in writing, between the parties with respect to the subject matter of this Agreement. Except as expressly provided herein, no amendment or modification of this Agreement shall be effective unless madei n writing and signed by Engage and Customer, if there is any conflict between the provisions of the General Terms and Conditions and any Attachment, the provisions of the Attachment shall control.

          (iii) COUNTERPARTS This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute on instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

ENGAGE TECHNOLOGIES, INC.                    COMPANY CAVION TECHNOLOGIES, INC.

By:                                          By:
   ------------------------------------         -------------------------------
   Signature                                    Signature

   ------------------------------------         -------------------------------
   Printed Name                                 Printed Name

   ------------------------------------         -------------------------------
   Title                                        Title

                                                                        APPENDIX
                                   DEFINITIONS

"ADBUREAU SERVICE" means (i) the service provided at Engage's Site, that allows remote use of AdManager (with Global Behavior Profile option, if elected on the cover page) by Customer and other customers of Engage as more fully described in Attachment A and (ii) any related Documentation,

"ADBUREAU SITE" means the Web site server and collection of pages operated by or under the control of Engage, through which AdManager is made accessible to Customer and other customers of Engage.

"AD INSERTION" means the software-automated process performed by AdManager, which results in the insertion of an advertising image into a page at a Customer Site.

"ADMANAGER" means the current release of Engage's AdManager software.

"AGREEMENT" means this Services Agreement, together with the Appendix and all Attachments designated on the Cover Page.

"CAMPAIGN ORDER" has the meaning defined in Section C-1.

"CLASSIFY SOFTWARE" means the release (in object code form) of Engage's Classify software that is current as of the Effective Date, any Updates thereto, and related Documentation.

"CONFIDENTIAL INFORMATION" means the Documentation, the terms of this Agreement, Customer Data, and any other non-public information or materials that, if disclosed in written form, is labeled "confidential" or, disclosed orally, is identified as confidential prior to disclosure and submitted to the other party within thirty (30) days in a writing labeled "confidential."

"CORE SERVICES" means the services set forth in Section 4.

"COVER PAGE" means the first two pages of this Agreement.

"CPM" means cost per thousand

[This term is not used] "CUSTOMER CONTACT" means the person specified on the Cover Page and such other person(s) as Customer may designate from time to time as the primary contact(s) available to Engage for coordinating the performance of each party's duties under this Agreement.

"CUSTOMER CONTENT" means collectively all advertising images, advertising campaigns, advertising reports, and any other material uploaded by Customer in accordance with this Agreement and residing on the AdBureau Site.

"CUSTOMER DATA" means Customer Content and all data derived through Customer's use of the Services (including Profiles and Visitor Data) pursuant to this Agreement other than the data minimally required and retained by Engage for its internal financial purposes such as billing, auditing, forecasting and determining Engage's tax and other liabilities to its creditors, shareholders and governmental authorities.

"CUSTOMER SITE(S)" means the collection of pages operated by or under the control of Customer within the specified Domain Name(s). Customer Sites shall only include user customized home pages and pages designated by Customer as "Member Emporium TM," and shall not include any banking Web pages.

"DATA" means the past, present and future compilation of "clickstream" data generated by user activity on the web, as well as such data itself, within the Data Repository.

"DATA REPOSITORY" means the proprietary global repository of Data compiled and maintained by Engage.

"DOCUMENTATION" means end user materials, in any form or medium, provided by Engage for use with the Software or Services.

"DOMAIN NAMES" means the addresses of URL's of particular sites on the Internet or an intranet hosted and operated by Customer and identified on the Cover Page, including but not limited to sites that are hosted by Customer for third parties.

"DOWNTIME" means the interruption or failed initiation of services caused by the operational failure of a computer, or of a system transmitting or receiving information from a computer.

"DSSERVER"  means  the  current  release  of  Engage's   DecisionSupportServer
software.

"EFFECTIVE DATE" means the effective date indicated on the Cover Page.

"ENGAGE'S SITE" means, as applicable, the AdBureau Site.

"GLOBAL BEHAVIOR PROFILE" means a unique record, resident in the Data Repository that characterizes the behavior of a web browser on the worldwide web.

"HOUSE AD" means an advertising image that serves as a default image for display in the event that the Ad Insertion process does not result in selection and display of an advertising image with respect to which Customer derives income or other economic benefit from a third-party advertiser. House Ads may not be bartered ads from any other site.

"HTML TAG" means a character sequence in the hypertext markup language that a web browser interprets as a specific instruction for the formatting of a web page.

"INVENTORY" has the meaning defined in Section C-1.

(I have deleted this definition and replaced ft with the definition of Ads Served. The charge should be for ads served, not HTML page views.)

"RENEWAL TERM" means each successive one-year term of this Agreement as provided in Section 5(a).

"PERSONAL INFORMATION" means the name, personal identity, phone number, mailing address, and social security number of a person.

"PROFILE" means a set of Data associated with a unique web browser, which Data provides a demographic and interest description of such web browser.

"SERVICE BUREAU" means a person or entity that uses the Services to deliver a data profile, report or other materials to a third party.

"SERVICES" means one or more of the following services, as specified on the Cover Page, the AdBureau Service or the Engage KnoWedge Global Profile Service.

"SOFTWARE" means the Classify Software and one or more of the following software products available for use through the Services: AdManager, OSServer, and ProfileServer.

"VISITOR DATA" means "clickstream" data generated by a web browsers http requests and posts, IP address information and referral URL information, as well as demographic and/or other registration information voluntarily provided by a visitor to a Customer Site. Engage does not collect and store Personal Information.

                                                                    ATTACHMENT A
                                ADBUREAU SERVICE

A-1. GRANT OF RIGHTS SERVICE PROVIDED. Subject to the terms and conditions of this Agreement. Engage grants Customer a non-exclusive, nontransferable right (except as proved in Section 15(a) of the General Terms and Conditions) to use the AdBureau Service (with the Global Behavior Profile option, if elected by Customer on the Cover Page), solely for the purpose of Ad Insertions at the Customer Sites. Customer shall be solely responsible for selecting the Customer Content provided, however that Engage may provide advertisements through AudienceNet as provided in Attachment C.

A-2. UPLOADING CUSTOMER CONTENT. Engage shall provide Customer with the password-protected capability to upload Customer Content to, or delete Customer Content from the AdBureau Site at any time. Customer shall crate web pages including HTML Tags for its advertising images and advertising campaigns and upload Customer Content to the AdBureau Site, except that in preparing the first of Customer's advertising campaigns, Engage shall upload the Customer Content if so requested by Customer.

A-3. LICENSE TO PUBLISH CUSTOMER CONTENT. Subject to the terms and conditions of this Section A-3. Customer hereby grants to Engage a royalty-free non-exclusive nontransferable license during the term of this Agreement to (i) make Customer Content available to Customer only on the AdBureau Site and (ii) display Customer Content solely for the purpose of Ad Insertions at Customer Sites only.

A-4. CUSTOMER'S RIGHTS TO USE CUSTOMER CONTENT. Customer warrant that it (i) owns all right, title and interest in and to all Customer Content, or to the extent that Customer does not have such ownership rights it has obtained all legal rights an clearance necessary for the use of all Customer Content as contemplated herein, (ii) shall manage the contractual relationship with all third parties from whom such rights and clearances may be obtained, and (iii) shall play all related costs or fees. The foregoing obligation includes, without limitation, obtained the rights during the term of this Agreement to display any third-party trade names, service marks, or trademarks, and to publish in downloadable, online, electronic form the copyrightable works, such as product descriptions, product images, and other sales and promotional information and the like crated or supplied by Customer, Customer's advertising clients, third-party vendors, manufacturers, trade associations, and others.

A-5. PROHIBITED CONTENT. Customer represents and warrants that all Customer Content is, includes any and all proprietary notices of third parties and contains no material that violated the rights of any third party, including, without limitation, material that a court determines to constitute ?, slander, defamation, violation of privacy, publicity, identify, or claims of infringement of any trademark, service mark, trade name, copyright or other proprietary right. Customer further represents and warrants that Customer's use of the Domain Names does not violate the rights of any third party including, without limitation, infringement of any trademark, service mark, trade name, or other proprietary right. Engage shall have no duty to preview, verify, maintain, or correct Customer Content. Notwithstanding the foregoing, Customer agrees that Engage may, at its sole discretion, but shall have no affirmative obligation to delete or refuse to include any information, statements, advertising images, or any other Customer Content that Engage determines to be in violation of this Section, Customer shall promptly correct any errors in the substance of Customer Content that Customer may discover or that may be brought to Customer's attention by Engage, and users or other third parties.

A-6. HOUSE ADS. In addition to advertising images to be targeted through the Ad insertion process, Customer shall provide a reasonable number of house Ads to serve as default images for display in the event that the Ad Insertion process does not result in selection and display of a third-party advertising image. House ads, shall not display an Advertising image with respect to which Customer derives income from a third-party advertiser. All House Ads must be added to the AdBureau Site under a single Advertiser name called "House Ads" for each site. Ad Insertions resulting in display of House Ads shall be included in the calculation of fees due pursuant to Exhibit A only to the extent that such Ad Insertions exceed twenty percent (20%) of all Ad Insertions. Only Acts that are included under the advertiser name "House Ads" shall be included in calculations regarding House Ad discounts. If Customer classifies Credit Union awareness ads as "House Ads" then ads will be included in the calculation of House Ads.

ACCEPTED BY:                                    ACCEPTED BY:

Engage:                                   Customer:
        ---------------------                      -----------------------------
              Initial                                           Initial

                                                                    ATTACHMENT B
                                SUPPORT SERVICES

B-1. SUPPORT SERVICES. Engage will provide Customer with the support services set forth in the table below ("Support Services"). The Support Services shall apply only to the Services purchased by Customer as specified on the Cover Page; Engage is not responsible for the configuration, maintenance or correction of third-party software, hardware or communications facilities not included in such Service(s). Engage shall not be obligated to provide Support Services if such services are required as a result of (a) Customers neglect or misuse of the Service or Software, (b) modification of Software by a person or entity than other than Engage without the prior written consent of Engage, or (c) any other cause beyond the reasonable control of Engage. Customer acknowledges that telephone support is not a substitute for training and that Engage reserves the right to refuse to answer questions covered in basic training materials. Engage shall have no liability to any third party with respect to the Support Services.

B-2. ERROR CORRECTION. Customer may call to report an "Error" in the Service or Software (i.e., a failure of the Service or Software to function in material conformity with the Documentation) during the hours specified in the table below and shall provide Engage all information reasonable available to Customer for diagnosis of the Error. Engage shall verify receipt of such requests and assign an appropriate "Severity Level" classification as more fully described in Section B-4). Depending on the classification, Engage will use commercially reasonable efforts to either: provide a solution or workaround; provide a reasonable and commercially practical avoidance procedure; address the request in the next revision/iteration of Software; or discuss with Customer possible custom professional services to resolve Customer's request. Telephone support during the hours specified in the table below is unlimited in any given month. Engage shall respond to Customer's request in a reasonably timely manner.

B-3. TELEPHONE SUPPORT. If a support call is made outside the specified hours and is not of Severity Level 1, Customer shall pay $125 for each such call for the first hour (or any part of such hour) and each additional hour will be billed at a rate of $125 per hour.

B-4. TERM. The term of the Support Service shall be conterminous with the term of the Service.

                 ------------------------------- -------------------------------------------------
                          DELIVERABLE                         STANDARD LEVEL SUPPORT

                 ------------------------------- -------------------------------------------------
                 Availability                    Toll Free Telephone Support:
                                                 Monday through Friday
                                                 6 A.M. Eastern to 8 P.M. Eastern time
                 ------------------------------- -------------------------------------------------
                 Staff                           Access to technical staff
                 ------------------------------- -------------------------------------------------
                 Diagnostics                     Remote diagnostics available
                 ------------------------------- -------------------------------------------------
                 Customer Feedback               Quarterly Product Enhancement Ballot
                 ------------------------------- -------------------------------------------------
                 Customer Communications         Quarterly Newsletter
                 ------------------------------- -------------------------------------------------
                 Web site                        Access to technical
                                                 support web site 24 x 7 for:
                                                 - Problem reporting via the web
                                                 - Web accessible knowledge base
                                                 - Patches and fixes available for download
                                                 - Web based books such as Release Notes,
                                                   Installation Guides, etc.
                 ------------------------------- -------------------------------------------------
                 Proactive Support               - Proactive Patch Reporting
                                                 - Notification of known problems and fixes
                                                 - Monthly "Wellness Check" and call review
                                                 - O/S upgrade impact planning
                 ------------------------------- -------------------------------------------------

Severity Levels Defined:

      Severity 1 - Critical Business Impact     The Service or Software, regardless of the environment or
                                                product usage, has complete loss of service functionality, or resources for which no workaround exists and Customer's
                                                work cannot reasonably continue.

      Severity 2 - Serious Business Impact      The Service or Software, regardless of the environment or
                                                product usage is causing significant or degraded loss of
                                                functionality or resources. A major product flaw with a
                                                workaround, or a minor product flaw without a workaround.

      Severity 3 - Minor Business Impact        The Service or Software, regardless of the environment or
                                                product usage, has minor loss of service functionality or
                                                resources. A minor product flaw with a workaround.

      Severity 4 - No Business Impact           The Service is in full working mode; Customer's work is
                                                not being impeded at this time. Information is requested or reported. A minor irritant.


ACCEPTED BY:                        ACCEPTED BY:

Engage:                             Customer:
         ------------                          ------------
           Initials                              Initials

                                                                    ATTACHMENT C
                       AUDIENCE NET PARTICIPANT AGREEMENT

C-1 PARTICIPATION IN AUDIENCENET; TERM. Customer shall participate as a participant, through the Customer Site, in Engage's profile-driven advertising service known as "AudienceNet." On the terms and conditions provided in this Attachment C; provided however that the terms of this Attachment C and of Customer's participation in AudienceNet shall not commence unless and until Engage delivers to Customer an upgraded system for intelligent redirects with the CPM rate and ad availability inventory determined by Customer's rules set in the system(referred to by Engage as "phase II"). The initial term shall expire on the same date as the expiration of the concurrent term of the Adbureau Service; thereafter, the term shall renew automatically for successive one-year periods unless either party notifies the other in writing of its election not to renew at least 30 days prior to the expiration of an annual term.

C-2  CUSTOMER DUTIES.

     a. Customer will provide Engage with the right to serve profile-driven ads on Inventory by redirecting to Engage Inventory as stated in a Campaign Order: provided, however, that Customer shall be entitled to (i) specify the number of ads Engage may provide, (ii) reasonably review for objectionable content and approve all ads provided by Engage, (iii) establish any other reasonable rules regarding the ads provided by Engage and (iv) change any of its requirements or approvals with respect to clauses (i) through (iii) at any time in its sole discretion; provided further that Engage, at its sole discretion, may terminate Customer's participation in AudienceNet and/or terminate the availability to Customer of the Global Behavior Profile Option if Customer curtails or restricts the availability of Visitor Information or inventory to Engage;

     b. Customer will provide Engage from time to time with replacement and/or house ads (which ads will not contain objectionable, infringing or illegal content or promote alcohol, tobacco or fire arms) to serve as default ad images no profile-driven ad is available from Engage;

     c. Customer will ensure the delivery by the Software of Visitor Data from Customer to Engage, and in connection there with, customer hereby grants to Engage a royalty-free, nonexclusive, nontransferable perpetual, irrevocable right to use the Visitor Data provided to Engage for all purposes associated with the Engage Knowledge global database and related services. The AudienceNet software module includes a classification table enabling Customer to map Visitor Data to predefined categories. Customer will actively maintain and manage the Classification File in cooperation with Engage so that the classification table is accurate and comprehensive in its mapping of Visitor Data; and

     d. Customer will post and maintain a written privacy policy on the Customer Site that (i) discloses the fact that Visitor Data is being collected and provided to a third party, Engage, for purposes of delivering relevant ads to users, and (ii) includes a reference to the web address of the Engage Anonymous Cookie Opt-out links or html (currently http://www. engage. com/privacy/) so that a user can elect to "opt out" of participation in the Engage service. Engage will notify Customer of any material changes to its "opt out" links 30 days prior to such changes. In the event that Engage materially changes or modifies it's privacy policy such that it is no longer compatible with Customers, then at the Customer discretion the AudienceNet portion of this contract can be terminated with 30 days notice; and in the event of such termination of the AudienceNet portion of this Agreement for such reason or for any other reason, Engage may terminate the Global Behavior Profile Option portion of this Agreement upon 30 days written notice.

C-3. ENGAGE DUTIES.

     a. Engage will provide Customer with AudienceNet software module, install such module at the Customer Sites and evaluate the commercial potential of Visitor Data associated with the Customer Sites. Customers use of the module is subject to the same terms of the Agreement that govern the Software.

     b. Engage may receive Ad Inventory and serve profile-based ads (which ads will not contain objectionable, infringing or illegal content or promote alcohol, tobacco or fire arms) or, if such ads are not available, either serve at no additional charge replacement and/or house ads provided by Customer or redirect the Inventory to Customer (provided that Engage reserves the right to refuse to serve an ad the, ft deems in violation of Section C-2(b));

     c. Engage will pay Customer at the CPM rate stated in a Campaign Order for any Inventory actually used to deliver profile-driven ads. Engage will pay Customer within 120 days of the completion of the applicable campaign or 15 business days after receiving payment from the advertiser/agency, whichever is sooner;

     d. Engage shall be granted the right from Customer to collect Visitor Data from visitors to the Customer Sites only by setting cookies on ads served. Engage will not (i) collect or store Personal Information, (ii) sell, report or transfer unprocessed Visitor Data from Customer to any third party, or (iii) aggregate or present Visitor Data from Customer in a form or manner that would permit a third party to (a) identify any individual's Personal Information or identify or (b) identify the data as originating from Customer.


ACCEPTED BY:                        ACCEPTED BY:

Engage:                             Customer:
         ------------                          ------------
           Initials                              Initials

                                                                    ATTACHMENT D

                         GLOBAL BEHAVIOR PROFILE OPTION

D-1 GRANT OF RIGHTS TO ACCESS DATA REPOSITORY. Subject to the terms and conditions of this Agreement, Engage grants Customer a royalty-free, nonexclusive, nontransferable, worldwide right to request and be served Profiles from the Data Repository for use in conjunction with the Software on the Permitted Engineers solely or the purpose of determining ad selection on the Customer Sites.

D-2 RESTRICTIONS. Use of a Profile other than as expressly permitted in Section D-1 is prohibited, and all rights in the Profiles, Data, and Data Repository other than Visitor Data and those expressly granted to Customers are reserved by Engage. Customer has no implied rights. Without limiting the generality for the foregoing, Customer will not (i) retain a Profile or a copy of a Profile, in whole or in part, (ii) use a Profile, through combination with other data or otherwise to attempt to derive Personal Information or associate Personal Information with a Profile, (iii) combine a Profile with other information and store the results for later use, or (iv) resell or transfer a Profile to a third party. Any violation of this Section D-2 will constitute a material breech of this Agreement.

D-3 FEE SCHEDULE FOR PROFILESERVER GLOBAL BEHAVIOR PROFILE OPTION. Customer shall pay Engage a _5 CPM for "Useful Profile" from the Data Repository. Engage may change this rate when the contract is renewed with 30 days prior notice. As used herein, the term useful Useful Profiles means a Profile actually used by Customer to determine selection in the delivery of a targeted ad, promotion or content to a Web browser. Within 10 days of the end of each calendar month. Customer shall submit a written monthly report to Engage indicating the number of Useful Profiles. Engage shall invoice Customer on a monthly basis for Useful Profiles.

D-4 ENGAGE'S DUTIES. Engage shall make good faith, reasonable efforts to maintain operation of the Data Repository on a 24 hours per day, 365 days per year basis. From time to time, however, and as may be necessary to maintain the proper operation of the Data Repository, Engage may take the Data Repository's web server(s) down for repairs, upgrade or routine maintenance. Engage shall have no obligation with respect to Downtime except to restore service as soon as reasonably possible.

D-5 ACCESS TO DATA REPOSITORY. Customer access to the Data Repository shall be through the Internet, at Customer's option and expense, through a dedicated telecommunications line.

D-6 CONTRIBUTION OF VISITOR DATA. Access to the Data Repository requires that Customer contribute Visitor Data to Engage. Accordingly, if Customer has not separately elected to be a participant in ProfileNet. Customer will contribute Visitor Data to Engage in accordance with Sections C-2(c)-(d) of ATTACHMENT C; Engage's use of the Visitor Data is subject to the restrictions in Section C-3(d) of ATTACHMENT C.


ACCEPTED BY:                        ACCEPTED BY:

Engage:                             Customer:
         ------------                          ------------
           Initials                              Initials